Exhibit 99.3

Sysorex Global Holdings Corp. Completes Acquisition of AirPatrol Corporation

SANTA CLARA, Calif.--(BUSINESS WIRE)--Sysorex Global Holdings Corp. (NASDAQ:SYRX) (“Sysorex”), an emerging growth technology company, today announced that it has completed the acquisition of AirPatrol Corporation (“AirPatrol”), a developer of location-based cybersecurity and commercial services systems for mobile devices, for $30 million consisting of $10 million of common stock, $10 million in cash (before working capital adjustments), plus an earn-out of up to $10 million in cash and stock based on AirPatrol achieving certain profitability levels. Based in Maple Lawn, Maryland, AirPatrol has 4 U.S. and 11 foreign patent applications pending for its location, security and context awareness systems that can detect and locate smartphones, tablets, laptops and other mobile devices. AirPatrol has become a subsidiary of Sysorex and will retain its management and operations.

“We are excited to see this transaction come to a close with the Sysorex team. We believe that our location-based services and security platforms will add significant mobile and cybersecurity expertise to the Sysorex group of companies”

AirPatrol is the third acquisition for Sysorex since the beginning of 2013 and further solidifies its position as an intellectual property based company delivering technology solutions. In May, 2013 Sysorex acquired Lilien Systems, an enterprise IT infrastructure and solutions provider based in Larkspur, California. In August, 2013, Sysorex acquired Shoom, Inc., a developer of cloud-based data analytics and enterprise solutions.

“The addition of AirPatrol to the Sysorex group of companies allows for the integrated development of comprehensive solutions that combine three of the highest growth sectors in technology, Big Data, cybersecurity and mobile computing,” said Sysorex CEO, Nadir Ali. “We believe the synergy between AirPatrol and our other companies will help solidify Sysorex’s position as a leading technology developer and provider in our industry segment,” he continued.

“We are excited to see this transaction come to a close with the Sysorex team. We believe that our location-based services and security platforms will add significant mobile and cybersecurity expertise to the Sysorex group of companies,” said Cleve Adams, CEO of AirPatrol. “We are also eager to leverage Sysorex’s Big Data, advanced analytics, and cloud infrastructure capabilities to enhance our product suite,” he added.

About Sysorex Global Holdings

Through focused, custom technology solutions, Sysorex (NASDAQ:SYRX) provides cyber security, data analytics, custom application development, cloud solutions, Mobile/BYOD solutions and strategic outsourcing to government and commercial clients in major industries around the world. From identifying security risks to helping clients realize value from their big data strategies, Sysorex has the experience, technology, partners, and agility to be your trusted IT partner. Visit www.sysorex.com, follow @SysorexGlobal and Like us on Facebook.

About AirPatrol Corporation

AirPatrol is a developer of mobile device identification and locationing systems. Its flagship product, ZoneDefense, is a security platform for wireless and cellular networks that can detect, monitor and manage the behavior of smartphones, tablets, laptops and other mobile devices based on their location. AirPatrol also offers a business-to-consumer platform called ZoneAware that allows retailers, resort owners, consumer firms and others to deliver custom content and services based on a mobile device’s location. Headquartered near Washington, DC, AirPatrol has regional offices in San Diego, California, Vancouver, Canada, Sydney, Australia and Sao Paulo, Brazil. AirPatrol customers include numerous government and military agencies and large enterprises around the globe. For more information on AirPatrol Corporation and its products, call 410-290-3446, email: ledwards@airpatrolcorp.com or visit airpatrolcorp.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

April 9, 2014

Contacts

Sysorex Investor Relations

CorProminence LLC

Scott Gordon, +1 631-703-4900

President

www.corprominence.com